SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
March 6, 2009
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers/ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 25, 2009, Alan Mark Gemmill resigned from his position as a Director of the Company.
     Effective March 6, 2009, the Board of Directors elected Stephen F. Ryan to fill the vacancy created by the resignation of Mr. Gemmill. Mr. Ryan will serve on the Audit and Nominating Committees of the Board of Directors.
     Mr. Ryan retired in 2001 from Selas Corporation of America (now known as IntriCon Corporation), a diversified international firm engaged in the design, development, engineering and manufacturing of industrial products, where he served as Chairman for three years and President, Chief Executive Officer and Director for 13 years. Mr. Ryan also serves as a Director of Bolt Technology Corporation headquartered in Norwalk, CT.
     Mr. Ryan will serve as a Director until the next annual meeting of shareholders or until his successor is elected or qualified. There is no arrangement or understanding between Mr. Ryan and any person pursuant to which Mr. Ryan was selected as a director. Mr. Ryan will receive compensation pursuant to the Company’s outside (non-employee) director compensation plan. The Company currently pays its outside (non-employee) directors an annual retainer of $8,000 for serving on the Board of Directors, payable quarterly in equal installments.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibits are filed herewith:
          99.1      Press Release dated March 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: March 12, 2009	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX
99.1      Press Release dated March 11, 2009.